UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event report): June 17, 2013

Par Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-16203	84-1060803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 McKinney, Suite 2025 Houston, Texas		77010
(Address of principal executive offices)		(Zip Code)

(713) 969-3293

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer

On June 17, 2013, John T. Young, Jr. resigned from his position as the Chief Executive Officer of Par Petroleum Corporation, a Delaware corporation (the “Company”), effective immediately.

Appointment of Chief Executive Officer and Chief Operating Officer

On June 17, 2013, the Board of Directors the Company, appointed William Monteleone to serve as the Company’s Chief Executive Officer.

Mr. Monteleone, age 30, has served as a director of the Company since August 2012. Mr. Monteleone is an Associate at Equity Group Investments (“EGI”), having joined EGI in 2008. Previously, Mr. Monteleone worked for Banc of America Securities LLC from 2006 to 2008 where he was involved in a variety of debt capital raising transactions, including leveraged buyouts, corporate-to-corporate acquisitions and other debt financing activities. At EGI, he is responsible for evaluating potential new investments and monitoring existing investments. In addition to serving on the Company’s Board of Directors, Mr. Monteleone serves on the Board of Directors of Wapiti Oil and Gas, LLC and Kuwait Energy Company. Mr. Monteleone graduated magna cum laude from Vanderbilt University with a bachelor’s degree.

On June 17, 2013, the Board of Directors of the Company appointed Peter Coxon to serve as the Company’s Chief Operating Officer.

Mr. Coxon, age 49, has served as the President of Texadian Energy, Inc., a wholly owned subsidiary of the Company (“Texadian”), and of Texadian Energy Canada Limited, a wholly owned subsidiary of Texadian, since January 2013. From March 2007 until December 2012, Mr. Coxon was the President of SEACOR Energy Inc. and prior to that Mr. Coxon was the Vice President of SEACOR Holdings, where he led SEACOR’s vessel design and construction, chartering, IT, business development and M&A activities. Mr. Coxon has also served as the President of Illinois Corn Processing Holdings LLC and Vice President of Illinois Corn Processing LLC. Mr. Coxon previously served on the boards of directors of multiple companies, and as director representing the American Hotel & Motel Association in Washington. Earlier in his career, Mr. Coxon worked for the Atlantic Richfield Company (ARCO), where he was involved in a variety of domestic and international upstream, downstream, and transportation assignments. He holds two post-graduate degrees from the Massachusetts Institute of Technology as well as an MBA in finance from the University of Southern California, and is a graduate of the United States Coast Guard Academy and served as an officer in the U.S. Coast Guard.

Item 7.01 Regulation FD Disclosure.

On June 17, 2013, the Company issued a press release announcing the appointment of officers. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instructions B.2 and B.6 of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated June 17, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Par Petroleum Corporation

Dated: June 18, 2013	/s/ Brice Tarzwell
Brice Tarzwell Chief Legal Officer

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